POWER OF ATTORNEY

I, the undersigned Trustee of CARILLON SERIES TRUST, a Delaware statutory trust (the “Trust”), hereby severally constitute and appoint each of SUSAN L. WALZER, J. COOPER ABBOTT, CAROLYN K. GILL and KATHY KRESCH INGBER, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in my capacity as Trustee of the Trust, any Registration Statements on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, any and all subsequent amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on October 31, 2017.

/s/ James L. Pappas	/s/ John Carter
James L. Pappas	John Carter
Trustee	Trustee

/s/ Keith B. Jarrett
Stephen C. Roussin	Keith B. Jarrett
Trustee	Trustee

/s/ Liana O’Drobinak
Liana O‘Drobinak	William J. Meurer
Trustee	Trustee

/s/ Deborah L. Talbot	/s/ J. Cooper Abbott
Deborah L. Talbot	J. Cooper Abbott
Trustee	Trustee

/s/ Courtland James
Courtland James
Trustee